President
Section 906 Certification under Sarbanes Oxley Act

I, W. Douglas Beck, certify that:

1.	I have reviewed this report, filed on behalf of DWS Variable NAV Money Fund, a series of Investors Cash Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 25, 2011	/s/W. Douglas Beck
W. Douglas Beck
President

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of DWS Variable NAV Money Fund, a series of Investors Cash Trust, on Form N-CSR;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 25, 2011	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer